Exhibit (h)(25)
REVISED SCHEDULE C
TO THE ADMINISTRATION AGREEMENT
IDENTIFICATION OF SERIES
     THIS SCHEDULE C, dated as of Feb 29, 2008, is revised Schedule C to that certain Administration Agreement dated as of June 17, 1999 between the parties set forth below.
ASTON FUNDS
Aston/ABN AMRO Investor Money Market Fund
Aston/McDonnell Municipal Bond Fund
Aston/TCH Fixed Income Fund
Aston Balanced Fund
Aston/Optimum Mid Cap Fund
Aston/ABN AMRO Growth Fund
Aston/Veredus Aggressive Growth Fund
Aston/Veredus Select Growth Fund
Aston/Montag & Caldwell Balanced Fund
Aston/Montag & Caldwell Growth Fund
Aston/Veredus SciTech Fund
Aston/TAMRO All Cap Fund
Aston/TAMRO Small Cap Fund
Aston/ABN AMRO Real Estate Fund
Aston Value Fund
ABN AMRO Treasury Money Market Fund
ABN AMRO Government Money Market Fund
ABN AMRO Tax-Exempt Money Market Fund
ABN AMRO Money Market Fund
ABN AMRO Institutional Prime Money Market Fund
Aston/TCH Investment Grade Bond Fund
Aston/River Road Dynamic Equity Income Fund
Aston/River Road Small Cap Value Fund
Aston/Optimum Large Cap Opportunity Fund
Aston/River Road Small-Mid Cap Fund
Aston/ABN AMRO Global Real Estate Fund
Aston/Neptune International Fund
Aston/Montag & Caldwell Mid Cap Growth Fund
Aston/ClariVest Mid Cap Growth Fun
Aston/Barings International Fund
Aston/Cardinal Mid Cap Value Fund
Aston/SGA International Small-Mid Cap Fund
Aston/Smart Allocation ETF Fund
Aston/MB Enhanced Equity Income Fund
Aston/New Century Absolute Return ETF Fund

ASTON FUNDS		ASTON ASSET MANAGEMENT LLC

By:	/s/ Gerald Dillenburg	By:	/s/ Kenneth Anderson

Title:	Senior Vice President	Title:	President